UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2007

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-60032	62-1518973
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

1001 Tillman Street, Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 320-8100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On July 25, 2007, Buckeye Technologies Inc. issued a press release announcing that it has established a new $200 million senior secured revolving credit facility.  A copy of the press release is attached as exhibit 99.1.

SECTION 8.  OTHER EVENTS

Item 8.01.  Other Events

On July 25, 2007, Buckeye Technologies Inc. issued a press release announcing the conference call for fourth quarter results on Wednesday, August 8, 2007 at 9:30 a.m. Central (10:30 Eastern) .  A copy of the press release is attached as exhibit 99.2.

On July 25, 2007, Buckeye Technologies Inc. issued a press release announcing that it expects its earnings for the April-June quarter to be in the range of 34-36 cents per share compared to 3 cents per share in the same quarter of the previous year.  A copy of the press release is attached as exhibit 99.3.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release of Buckeye Technologies Inc. dated July 25, 2007.
99.2	Press Release of Buckeye Technologies Inc. dated July 25, 2007.
99.3	Press Release of Buckeye Technologies Inc. dated July 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

BUCKEYE TECHNOLOGIES INC.

/s/ Steven G. Dean
Steven G. Dean
Sr. Vice President and Chief Financial Officer
July 26, 2007